UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Tecumseh Rd, Suite 300, Windsor, Ontario, Canada N8T1G2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (519) 419-4958

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2017, CEN Biotech, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Bahige (Bill) Chaaban, pursuant to which the Company repurchased from Mr. Chaaban 99,286 shares of special voting stock in the capital of the Company, at a purchase price in the aggregate amount of $9.93. Each share of the special voting stock is entitled to 500 votes. Mr. Chaaban is the Chairman of the Board of Directors and President of the Company. Accordingly, all of the special voting stock owned by Mr. Chaaban has been redeemed and retired.

The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated as of December 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2017

CEN BIOTECH, INC.

By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer